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                     THE GREAT AMERICAN BACKRUB STORE, INC.
                         83 West 36 Street -- Room 1202
                            New York, New York 10018


                                                                October 16, 1997

Bernard Wincig, Esq.
Wincig & Wincig
574 Fifth Avenue
New York, New York 10036

Dear Bernie:

      In full satisfaction of fees billed for your past legal services through September 30, 1997, this letter shall serve as your advice and our company's acknowledgment that you are to receive sufficient warrants in order to purchase 80,000 shares of common stock of our company at a unit price of $.50 per share.

      Kindly mark your records accordingly; and keep this advice in your records for your reference.



                                            Very truly yours,


                                            THE GREAT AMERICAN
                                            BACKRUB STORE, INC.


                                            By: /s/ William Zanker
                                               ---------------------------------
                                               WILLIAM ZANKER, President


Accepted this 16th day
of October, 1997.

WINCIG & WINCIG

By: /s/ Bernard Wincig
   -------------------------
   BERNARD WINCIG, Partner